Exhibit 4.2

THIS NOTE AND ANY SECURITIES ISSUABLE PURSUANT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, SUBJECT TO THE TERMS SET FORTH IN THIS NOTE, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER OF THIS NOTE AND SUCH SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

PROMISSORY NOTE

US$5,000,000	Date: June 9, 2022

FOR VALUE RECEIVED, the undersigned, BIMI International Medical Inc., a Delaware corporation (“Company”), promises to pay as provided herein to Mr. Fnu Oudom (the “Investor”), a citizen of Vanuatu the principal sum of $5,000,000.  No interest shall accrue on this Note.

1. Maturity; Subordinated Indebtedness. (a) Unless the obligation to pay the principal hereunder is previously satisfied as set forth in Section 3 hereof, the principal amount of this Note will be due and payable in full, in the manner set forth in Section 2 herein, on the date (the “Maturity Date”) that is the earlier of (x) as soon as commercially practicable but in any event no later than five business days after the date of the 2022 annual meeting of stockholders of the Company (the “Company Stockholder Meeting”) in the event that the stockholders of the Company fail to approve the issuance of [ ] shares of common stock of the Company (the “Common Stock”) to the Investor (the “Note Satisfaction”), and (y) July 30, 2022 (the “Calendar Maturity Date”).

(b) This Note is subordinated to the prior payment in full of all indebtedness, obligations and other liabilities of the Company, existing as of the date hereof, in favor of or payable to other lenders of the Company.

2. Payment. On the Maturity Date, the principal amount of this Note will be paid by the Company through deposit of immediately available cash in the amount of such principal in a bank account designated by the Investor. Upon such deposit, all obligations under this Note will have been performed and discharged in full.

3. Satisfaction through the Common Stock Issuance. In the event that the stockholders of the Company approve the Note Satisfaction, then within three business days of the date of the Company Stockholders Meeting, the Company will issue [ ] shares of the Common Stock of the Company to the Investor to satisfy the principal amount of this Note (the “Note Satisfaction Shares”). Upon issuance of the Note Satisfaction Shares, all obligations under this Note will have been performed and discharged in full.

4. Presentment; Demand. The Company hereby waives any presentment, demand, protest or notice of dishonor and protest of this Note.

5. Securities Law Compliance; Legend.

(a) The certificates representing the Note Satisfaction Shares will bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF BIMI INTERNATIONAL MEDICAL INC. (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY: (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT (“REGULATION S”), (C) IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (D) PURSUANT TO ANOTHER EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT, AND IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS, AFTER, IN THE CASE OF TRANSFERS PURSUANT TO CLAUSE (C)(2) OR (D) (OR IF REQUIRED BY THE CORPORATION, OR ITS TRANSFER AGENT, CLAUSE (B)) ABOVE, THE HOLDER HAS PROVIDED TO THE CORPORATION A LEGAL OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT THE SALE OF SUCH SECURITIES IS NOT REQUIRED TO BE REGISTERED UNDER THE U.S. SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.”

(b) This Note and any interest herein may not be transferred, pledged or hypothecated by the holder hereof without the prior written consent of the Company; provided, however, that after the Maturity Date, if the Note is not satisfied by the issuance of the Note Satisfaction Shares, this Note shall not require such prior written consent of the Company for transfer.

6. Miscellaneous.

(a) Governing Law; Dispute. The internal laws of the State of New York (without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any other jurisdiction) will govern all matters arising out of or relating to this Note and all of the transactions it contemplates, including its validity, interpretation, construction, performance and enforcement and any disputes or controversies arising therefrom. Any Action arising out of or related to this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the city of New York and county of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such Action.

(b) Amendments and Waivers. Any term of this Note may be amended and the observance of any term of this Note may be waived only with the prior written consent of the Company and the Investor.

(c) Assignment and Successors. This Note will be binding on and inure to the benefit of the Company and the Investor and their respective successors and assigns; provided, however, that (i) the Company may not assign this Note in whole or part without the prior written consent of the Investor and (ii) the Investor may not assign this Note in whole or part on or prior to the Maturity Date without the prior written consent of the Company.

(d) Severability. If any provision of this Note is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Note are not affected or impaired in any way and the Company and the Investor agree to negotiate in good faith to replace such invalid, illegal and unenforceable provision with a valid, legal and enforceable provision, that achieves, to the greatest lawful extent under this Note, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

The undersigned has executed this Promissory Note as of the date set forth above.

BIMI International Medical Inc.

By:	/s/ Tiewei Song
	Name:	Tiewei Song
	Title:	CEO